UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

SILVERCREST ASSET MANAGEMENT GROUP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SILVERCREST ASSET MANAGEMENT GROUP INC.

1330 AVENUE OF THE AMERICAS

38TH FLOOR

NEW YORK, NEW YORK 10019

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

June 5, 2019

It is my pleasure to invite you to attend the 2019 Annual Meeting of the Stockholders (the “Annual Meeting”) of Silvercrest Asset Management Group Inc. (the “Company”), a Delaware corporation, on Wednesday, June 5, 2019, at 10:00 a.m., Eastern Time. The meeting will be held at our New York headquarters, 1330 Avenue of the Americas, 38th Floor, New York, New York 10019.

At the Annual Meeting, stockholders will vote on the following matters, which are further described in the attached proxy statement (the “Proxy Statement”):

1. Election of the nominee named in the Proxy Statement to the Board of Directors (the “Board”) to serve until the 2022 annual meeting of stockholders;

2. Approval of executive compensation in an advisory, non-binding vote;

3. Selection of the frequency of future advisory votes on executive compensation in an advisory, non-binding vote;

4. Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for 2019; and

5. Action upon such other matters, if any, as may properly come before the meeting.

The Board set April 23, 2019 as the Record Date. Only holders of record of our common stock at the close of business on that day are entitled to vote at our Annual Meeting or any adjournment of our Annual Meeting.

We invite you to attend our Annual Meeting and vote. We urge you, after reading the Proxy Statement, to sign and return the enclosed proxy card as promptly as possible in the enclosed postage prepaid envelope or vote your proxy by Internet or telephone by following the instructions on the form of proxy. If you attend our Annual Meeting, you may vote in person, even if you previously voted by proxy.

By order of the Board of Directors,

David J. Campbell

General Counsel and Secretary

New York, New York

April 30, 2019

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING AND VOTING	1
PROPOSAL NO. 1: ELECTION OF DIRECTORS	7
Nominee for Election to the Board	7
CORPORATE GOVERNANCE	9
MEETINGS AND COMMITTEES OF THE BOARD	13
DIRECTOR COMPENSATION	15
COMPENSATION DISCUSSION AND ANALYSIS	16
Summary Compensation Table	21
Outstanding Equity Awards at 2018 Fiscal Year-End Table	22
2018 Option Exercises and Stock Vested Table	23
EQUITY COMPENSATION PLAN INFORMATION TABLE	28
INFORMATION CONCERNING OUR NON-DIRECTOR EXECUTIVE OFFICERS	29
PROPOSAL NO. 2: NON-BINDING VOTE ON EXECUTIVE COMPENSATION	30
PROPOSAL NO. 3: NON-BINDING VOTE ON FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	36
PROPOSAL NO. 4: RATIFICATION OF APPOINTMENT BY THE AUDIT COMMITTEE OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2019	37
AUDIT COMMITTEE REPORT	38
OTHER MATTERS	39

SILVERCREST ASSET MANAGEMENT GROUP INC.

PROXY STATEMENT

FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

ABOUT THE ANNUAL MEETING AND VOTING

Important Notice Regarding Availability of Proxy Materials for Stockholder Meeting to be Held on June 5, 2019.

This Proxy Statement and the 2018 Annual Report to Stockholders are available on our Internet website at http://ir.silvercrestgroup.com.

What is the purpose of the Annual Meeting?

At our Annual Meeting, the stockholders will act upon the matters outlined in the Notice of Meeting on the first page of this Proxy Statement, including the election of the nominee named below as director, the approval of executive compensation in an advisory, non-binding vote; and ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for fiscal year 2019. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. This Proxy Statement and form of proxy were first mailed to stockholders on or about April 30, 2019.

When and where will the Meeting be held?

The 2019 Annual Meeting will be held on Wednesday, June 5, 2019, at 10:00 a.m., Eastern Time, at our New York headquarters, 1330 Avenue of the Americas, 38th Floor, New York, New York 10019. Our headquarters are accessible to persons with disabilities. If you have a disability, we can provide reasonable assistance to help you participate in the meeting upon request.

Who is soliciting my vote?

Our Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting.

What am I voting on?

You are voting on four proposals:

1.	The election of the following nominee to the Board to serve until the 2022 annual meeting of stockholders

(“Proposal No. 1”):

•	Albert S. Messina

2.	Approval of executive compensation in an advisory, non-binding vote (“Proposal No. 2”).
3.	Selection of the frequency of future advisory votes on executive compensation in an advisory, non-binding vote (“Proposal No. 3”).
4.	Ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for fiscal year 2019 (“Proposal No. 4”).

What are the voting recommendations of the Board?

The Board recommends the following votes:

1.	FOR the director nominee to the Board in Proposal No. 1;
2.	FOR Proposal No. 2;
3.	FOR a frequency of one year in Proposal No. 3; and
4.	FOR Proposal No. 4.

Will any other matters be voted on?

The Board does not intend to present any other matters at the Annual Meeting. We do not know of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, your signed proxy card gives authority to David Campbell and Scott Gerard as proxies, with full power of substitution (“Proxies”), to vote on such matters in their discretion in accordance with their best judgment.

Who is entitled to vote?

Stockholders of record as of the close of business on April 23, 2019 (the “Record Date”) are entitled to vote at the Annual Meeting.

How many votes do I have?

You will have one vote for every share of Company common stock that you owned at the close of business on the Record Date. You are not entitled to cumulate your votes.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders hold their shares through a broker or bank rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the Company.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your bank or broker, which is considered the stockholder of record of these shares. As the beneficial owner, you have the right to direct your bank or broker how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. Your bank or broker has enclosed a voting instruction card for you to use for providing directions for how to vote your shares.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•	By Internet at www.voteproxy.com. Follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the webpage;

•	By toll-free telephone at 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries. Have your proxy card available when you call and follow the instructions;
•	By completing and mailing your proxy card; or
•	By written ballot at the Annual Meeting.

If you vote by Internet or telephone, your vote must be received by Tuesday, June 4, 2019, at 10:00 AM, Eastern Time, the day before the Annual Meeting. Your shares will be voted as you indicate. If you sign and return your proxy card but you do not indicate your voting preferences, the Proxies will vote your shares FOR Proposal Nos. 1 and 2.

If your shares are held in street name, you should follow the voting directions provided by your bank or broker. You may complete and mail a voting instruction card to your bank or broker or, in most cases, submit voting instructions by the Internet or telephone to your bank or broker. If you provide specific voting instructions by mail, the Internet or telephone, your shares should be voted by your bank or broker as you have directed. AS A RESULT OF NASDAQ’S RULES, YOUR BANK OR BROKER CANNOT VOTE WITH RESPECT TO ANY PROPOSAL, EXCEPT FOR PROPOSAL NO. 4, UNLESS IT RECEIVES VOTING INSTRUCTIONS FROM YOU.

We will distribute written ballots at the Annual Meeting to any stockholder who wants to vote. If you hold your shares in street name, you must request a legal proxy from your bank or broker to vote in person at the Annual Meeting.

Can I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	Entering a new vote by Internet or telephone by Tuesday, June 4, 2019, at 10:00 AM;
•	Returning a later-dated proxy card;
•	Sending written notice of revocation to David J. Campbell, 1330 Avenue of the Americas, 38th Floor, New York, New York 10019; or
•	Completing a written ballot at the Annual Meeting.

If your shares are held in street name, you must follow the specific directions provided to you by your bank or broker to change or revoke any instructions you have already provided to your bank or broker.

Is my vote confidential?

It is the policy of the Company that all proxies, ballots, voting instructions and tabulations that identify the vote of a stockholder will be kept confidential from the Company, its directors, officers and employees until after the final vote is tabulated and announced, except in limited circumstances, including: any contested solicitation of proxies, when required to meet a legal requirement, to defend a claim against the Company or to assert a claim by the Company and when written comments by a stockholder appear on a proxy card or other voting material.

How are votes counted?

American Stock Transfer, our transfer agent, has been appointed by the Board as the inspector of elections for the Annual Meeting. It will tabulate the votes received for each nominee for director and all other items of business at the Annual Meeting. American Stock Transfer will separately count, for the proposal to elect a director, votes “For,” “Withhold” and broker non-votes, and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Broker non-votes are counted for purposes of determining whether a quorum is present, and will have no effect and will not be counted towards the vote total for any proposal.

Who pays for soliciting proxies?

We will pay for the cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy to our stockholders, as well as the cost of soliciting proxies relating to the Annual Meeting. We may request banks and brokers to solicit their customers, on whose behalf such banks and brokers hold our common stock in street name. Our directors, officers, and employees may solicit proxies on our behalf in person, by phone, or by electronic communication.  We will reimburse these banks and brokers for their reasonable out-of- pocket expenses for these solicitations. We will pay no additional compensation to our officers, directors or employees for these activities.

What is the quorum requirement of the Annual Meeting?

A majority of the issued and outstanding shares of our common stock on the Record Date, represented in person or by proxy at the Annual Meeting, constitutes a quorum for voting on proposals at the Annual Meeting. If you vote, your shares will be part of the quorum. Shares of our Class A and Class B common stock vote together as a single class. Both abstentions, including those recorded by brokers holding their customers’ shares, and broker non-votes will be counted in determining the quorum. On the Record Date, there were 8,535,170 and 4,918,545 shares of Class A and Class B common stock, respectively, outstanding.

What are broker non-votes?

Broker non-votes occur when holders of record, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners by the date specified in the statement requesting voting instructions that has been provided by the bank or broker.

If that happens, the bank or broker may vote those shares only on matters as permitted by NASDAQ. NASDAQ prohibits banks and brokers from voting uninstructed shares in, among other things, the election of directors and matters related to executive compensation; accordingly, banks and brokers cannot vote with respect to any Proposal presented for consideration in this Proxy Statement except for Proposal No. 4 unless they receive voting instructions from the beneficial owners. Broker non-votes are not treated as votes cast under Delaware law.

What vote is required to approve each proposal?

Proposal No. 1. For the election of directors, a nominee for director will be elected if he receives a plurality of the votes of the shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. This means that the candidate who receives the most votes for a particular slot will be elected for that slot, whether or not the votes for that candidate represent a majority. Withholds and broker non-votes have no effect on the outcome of the proposal.

Proposal No. 2. Approval of our executive compensation in an advisory, non-binding vote requires the approving vote of a majority of the votes of shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions have the effect of a vote against the proposal. Broker non-votes have no effect on the outcome of the proposal.

Proposal No.3. Selection on an advisory basis of the frequency of future advisory votes on executive compensation requires votes for that frequency from the holders of a majority of the votes of shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting.  Because stockholders have four choices (one year, two years, three years or abstain) on the advisory approval of a frequency of future votes on the compensation of the Company’s executives, it is possible that no frequency will receive a majority vote. If no frequency receives the approving vote of a majority of the shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting, our Board intends to regard the frequency receiving the greatest number of votes as the recommendation of our stockholders. Abstentions will be counted as shares present and entitled to vote on this proposal and will have the same effect as a vote against each frequency. Broker non-votes will not be counted as shares present and entitled to vote.  We will consider the frequency that receives the highest number of votes cast by stockholders to be the frequency that has been selected by stockholders.  However, because this vote is advisory and non-binding on us or our Board in any way, our Board may decide that it is in our and our stockholders' best interests to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders.

Proposal No. 4. Ratification of our independent registered public accounting firm requires the approving vote of a majority of the votes of shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions have the effect of a vote against the proposal. Broker non-votes have no effect on the outcome of the proposal.

Who can attend the Annual Meeting?

Only Silvercrest Asset Management Group Inc. stockholders as of the close of business on the Record Date may attend the Annual Meeting.

What do I need to do to attend the Annual Meeting?

If you are a stockholder of record, your proxy card is your admission ticket to the Annual Meeting. If you own shares in street name, you will need to ask your broker or bank for an admission ticket in the form of a legal proxy. You will need to bring the legal proxy with you to the Annual Meeting along with valid picture identification. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the Annual Meeting. We can use your statement to verify your ownership of our common stock and admit you to the Annual Meeting; however, you will not be able to vote your shares at the Annual Meeting without a legal proxy.

What does it mean if I get more than one proxy card?

It means you own shares in more than one account. You should vote the shares on each of your proxy cards.

How can I consolidate multiple accounts registered in variations of the same name?

If you have multiple accounts, we encourage you to consolidate your accounts by having all your shares registered in exactly the same name and address. You may do this by contacting our transfer agent, American Stock Transfer & Trust Company, LLC, by phone at (800) 937-5449 or by mail at 6201 15th Avenue, Brooklyn, New York 11219.

I own my shares indirectly through my broker, bank or other nominee. Will I receive multiple copies of the annual report, proxy statement and other mailings because more than one person in my household is a beneficial owner? How can I change the number of copies of these mailings that are sent to my household?

If you and other members of your household are beneficial owners, you may receive multiple copies of the annual report and proxy statement and other mailings at your household. You can eliminate this duplication of mailings by contacting your broker, bank or other nominee. Duplicate mailings in most cases are wasteful for us and inconvenient for you, and we encourage you to eliminate them whenever you can. If you have eliminated duplicate mailings, but for any reason would like to resume them, you must contact your broker, bank or other nominee.

I own my shares directly as a registered owner of Company stock and so do other members of my family living in my household. How can I set the number of copies of the annual report and proxy statement that will be delivered to my household?

Family members living in the same household that are registered owners of Company stock will receive only one copy per household of the annual report, proxy statement and most other mailings. The only item that will be separately mailed for each registered stockholder or account is a proxy card. If you wish to receive separate copies in your name, apart from others in your household, you must contact our transfer agent, American Stock Transfer & Trust Company, LLC, by phone at (800) 937-5449 or by mail at 6201 15th Avenue, Brooklyn, New York 11219, and request that action. Within 30 days after your request is received we will send you separate mailings. If, for any reason, you and members of your household receive multiple copies and you want to eliminate the duplications, please also contact American Stock Transfer and request that action. That request must be made by each person in the household entitled to receive the materials.

Multiple stockholders live in my household and I want to receive my own copy of this year’s Annual Report and Proxy Statement. How can I obtain my own separate copy of those documents for the Annual Meeting in June?

You may pick up copies in person at the Annual Meeting or download them from our Internet website, http://ir.silvercrestgroup.com. If you want copies mailed to you and you are a beneficial owner, you must request them from your broker, bank, or other nominee. If you want copies mailed to you and you are a stockholder of record, we will mail them promptly if you request them from our corporate office by phone at (212) 649-0600 or by mail to 1330 Avenue of the Americas, 38th Floor, New York, New York 10019. We cannot guarantee you will receive mailed copies before the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and publish final results in a Report on Form 8-K within four business days following the Annual Meeting.

What is the deadline for consideration of stockholder proposals or director nominations for the 2020 annual meeting of stockholders?

If you are a stockholder and you want to present a proposal at the 2020 annual meeting and have it included in our proxy statement for that meeting, you must submit the proposal in writing to our offices at 1330 Avenue of the Americas, 38th Floor, New York, New York 10019, no later than December 31, 2019. Applicable Securities and Exchange Commission (“SEC”) rules and regulations govern the submission of stockholder proposals and our consideration of them for inclusion in next year’s proxy statement.

If you want to present a proposal at the 2020 annual meeting (but not have the proposal included in our proxy statement) or to nominate a person for election as a director, you must comply with the requirements set forth in our bylaws. Our bylaws require, among other things, that our corporate secretary receive written notice from the stockholder of intent to present such proposal or nomination no less than 90 days and no more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting if such meeting is to be held on a day that is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting. Therefore, assuming our next annual meeting is held on or about June 5, 2020, we must receive notice of such proposal no earlier than February 6, 2020 and no later than March 7, 2020. The notice must contain the information required by our bylaws. You may obtain a print copy of our bylaws by submitting a request to: 1330 Avenue of the Americas, 38th Floor, New York, New York 10019. Our bylaws are also available on our website at http://ir.silvercrestgroup.com. Management may vote proxies in its discretion on any matter at the 2020 annual meeting if we do not receive notice of the matter within the time frame described in this paragraph. In addition, any person presiding at the meeting may exclude any matter that is not properly presented in accordance with these requirements.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, you will vote to elect as director the nominee listed below to serve until our 2022 Annual Meeting of stockholders or until his respective successor is elected and qualified. The Board has nominated Albert S. Messina for election as director. The nominee is a current member of the Board. The nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as director if elected.  The nominee to the Board does not have any family relationship with any of our executive officers. In the normal course of its deliberations, the Board may decide at a later time to add one or more directors who possess skills and experience that may be beneficial to the Board and our Company.

The persons named as Proxies in the accompanying form of proxy have advised us that, consistent with the Board’s recommendation, at the Annual Meeting, unless otherwise directed, they intend to vote the shares covered by the Proxies FOR the election of the nominee named above. If the nominee is unable to serve, or for good cause will not serve, the persons named as Proxies may vote for the election of any substitute nominee that the Board may propose. The persons named as Proxies may not vote for a greater number of persons than the number of nominees named above.

Nominee for Election to the Board

The following table provides information about our nominee for director as of the Record Date, April 23, 2019:

Name	Age	Position
Albert S. Messina	71	Managing Director and Portfolio Manager and Director

Albert S. Messina, 71, is a current member of the Board. He was elected to the Board on March 19, 2014. Mr. Messina joined our Company in April 2002 as a Managing Director and Portfolio Manager of equity and fixed income portfolios. Prior to 2002, Mr. Messina was a Managing Director at Credit Suisse Asset Management (CSAM), where he served in a similar capacity. He arrived at CSAM as a result of that firm’s merger with DLJ, where he had worked since 1983. Previously, he spent 14 years with Bankers Trust Company, where he advised private clients and oversaw the fiduciary department’s Tax Services Division. Mr. Messina holds a B.A. in Economics from Brooklyn College.

Mr. Messina has decades of experience in the asset management industry, including over a decade of leadership experience at Silvercrest. Based on his experience and qualifications, Mr. Messina was elected as a member of the Board, and we believe he should continue as a Board member.

Other Current Members of the Board

Winthrop B. Conrad, Jr., 73, is a current member of the Board. Winthrop B. Conrad, Jr. is Senior Counsel, retired, of Davis Polk & Wardwell, LLP, a New York based global law firm. Prior to July 2007, Mr. Conrad was a senior partner at Davis Polk, specializing in capital markets transactions, mergers and acquisitions and general corporate matters. Mr. Conrad is a graduate of Yale College and received his J.D. from Harvard Law School. Davis Polk has not performed and does not perform legal services for us.

Mr. Conrad has extensive experience with corporate transactions, as well as finance, which provides us with important perspectives in those areas. With his broad experience in corporate legal matters, Mr. Conrad is uniquely equipped to provide the Board with insight into capitalization strategies, fiduciary matters, capital markets mechanics and strategic expansion opportunities. Based on his experience and qualifications, Mr. Conrad was elected as a member of the Board.

Richard R. Hough III, 49, is our Chairman, Chief Executive Officer and President and a current member of the Board. Mr. Hough has served as Chairman of the Board since November 2015, President of Silvercrest Asset

Management Group LLC, our operating subsidiary (“SAMG LLC”), since January 2012, as its Chief Operating Officer from July 2010 to November 2013 and as its Chief Executive Officer since November 2013. He has been a member of the Company’s Executive Committee since 2007. Mr. Hough, who joined us in 2003, has responsibility for all aspects of our operations, including corporate strategy and development. Previously, Mr. Hough served as the founding national program director of Children’s Scholarship Fund. Mr. Hough also worked in Washington, DC, as a managing editor and policy analyst. Mr. Hough is a member of the Board of Governors of the Investment Adviser Association, a not-for-profit organization that represents the interests of SEC-registered investment adviser firms. He serves on the advisory board of the New Criterion, a monthly review of the arts and intellectual life and on the executive board of Monmouth Council, Boy Scouts of America. He also serves as chairman of the board of the Institute for Family Studies and serves on the boards of the New York Men’s Leadership Forum and Christendom College.  Mr. Hough graduated with a degree in politics from Princeton University.

Mr. Hough has been involved in the strategy of our Company for almost fifteen years. His various leadership roles enable him to provide valuable insight on the strategic direction of the Company. Based on his experience and qualifications, Mr. Hough was elected as a member of the Board.

Brian D. Dunn., 64, is a current member of the Board.  Mr. Dunn joined McLagan Partners (an Aon Hewitt Company), a provider of compensation consulting services, in 1998 and retired as Chairman of McLagan and CEO of Performance, Reward & Talent for Aon Hewitt Consulting Worldwide in December 2015.  He is a board member of Spire Technologies and Solutions Private Limited and the Phi Delta Theta Educational Foundation.  Mr. Dunn received a B.S. degree summa cum laude from the New York State School of Industrial and Labor Relations at Cornell University and an M.B.A. with highest honors from the Cornell University Graduate School of Management.

Mr. Dunn has over 30 years of experience specializing in incentive and executive compensation and has had several compensation committee relationships with publicly-traded companies.  His client base was exclusively financial services firms including many asset managers.  Based on his experience and qualifications, Mr. Dunn was elected as a member of the Board.

Wilmot H. Kidd III, 77, is a current member of the Board. Mr. Kidd is chairman of the board and chief executive officer of Central Securities Corporation, a non-diversified, publicly traded, investment company. Mr. Kidd had served as its president from 1973 to 2018, became chairman of its board of directors in 2010, and chief executive officer in 2018. Mr. Kidd graduated from Washington & Lee University with a B.S. and from the Kellogg School at Northwestern University with an M.B.A. with distinction.

Mr. Kidd has been involved in the financial services industry generally and the financial aspects of the investment company environment specifically for many years. He has extensive financial expertise through his various roles in publicly traded investment companies. In addition, Mr. Kidd’s service as chairman of the board of another public company provides our Company with valuable insights on corporate governance issues that face the Board and our Company. Based on his experience and qualifications, Mr. Kidd was elected as a member of the Board.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE BOARD’S NOMINEE.

CORPORATE GOVERNANCE

Overview

Our Company believes that good corporate governance practices reflect our values and support our strong strategic and financial performance. The compass of our corporate governance practices can be found in our bylaws and our Code of Business Conduct and Ethics, which were adopted by the Board to guide our Company, our Board and our employees. Each standing Committee of the Board has a charter, which can be found at http://ir.silvercrestgroup.com, that spells out the Committee’s roles and responsibilities assigned to it by the Board. In addition, the Board has established policies and procedures that address matters such as transactions with related persons and the independence and qualifications of our directors. This “Corporate Governance” section provides insights into how the Board has implemented these policies and procedures to benefit our Company and our stockholders.

Board Composition

The Board currently consists of five directors. Messrs. Conrad, Dunn, and Kidd qualify as independent directors under the corporate governance standards of NASDAQ. The Board consists of a majority of independent directors within the meaning of the applicable rules of the SEC and NASDAQ and at least one member, Mr. Kidd, who has been determined by the Board to be an Audit Committee financial expert within the meaning of the applicable rules of the SEC and NASDAQ.  Unless the Nominating and Corporate Governance Committee affirmatively concludes that a person’s continued service as a director is in the Company’s best interest, no director will be nominated for reelection or reappointment to the Board after reaching 72 years of age.

Meetings of Directors

During 2018, the Board met a total of four times. During 2018, the Audit and Compensation Committees met four times each, and the Nominating and Corporate Governance Committee met twice, and the meetings were presided over by Mr. Kidd, Mr. Dunn and Mr. Conrad, respectively. All four of the full Board meetings were presided over by Richard R. Hough III. For 2019, there are four scheduled non-telephonic meetings of the Board. Mr. Hough is expected to preside over these meetings during 2019.

Staggered Board

The Board is divided into three staggered classes of directors of the same or nearly the same number and each director is assigned to one of the three classes. At each annual meeting of the stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The term of the current Class III director expires upon the election and qualification of successor directors at this year’s Annual Meeting. The term of the Class III director elected at this year’s Annual Meeting will expire upon the election and qualification of a successor director at the annual meeting of stockholders to be held during the year 2022. The terms of the other directors expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2020 for the Class I directors and 2021 for the Class II directors.

•	Our Class I directors are Mr. Dunn and Mr. Kidd;
•	Our Class II directors are Mr. Conrad and Mr. Hough; and
•	Our Class III director is Mr. Messina.

While the Board is currently composed of five directors, our second amended and restated certificate of incorporation provides that the number of directors serving on the Board shall be fixed from time to time by a resolution of a majority of the Board, provided that the Board shall consist of no fewer than three directors nor more than eleven directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one-third of the Board.

Board Leadership Structure

The Board consists of two non-independent directors and three independent directors. Richard R. Hough III serves as both Chairman of the Board and Chief Executive Officer.  The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. To this end, the Board does not have a policy mandating the combination or separation of the roles of Chairman of the Board and Chief Executive Officer.

Stockholder and Interested Party Communications with the Board

Communications with the Board Generally. Stockholders who desire to communicate with the Board, or with a specific director, including on an anonymous or confidential basis, may do so by delivering a written communication to the Board, 1330 Avenue of the Americas, 38th Floor, New York, New York 10019. The General Counsel will not edit or modify any such communication received and will forward each such communication to the appropriate director or directors, as specified in the communication. If the envelope containing a communication that a stockholder wishes to be confidential is conspicuously marked “Confidential,” the General Counsel will not open the communication. Communications will be forwarded by the General Counsel to the Board or any specified directors on a bi-monthly basis. The General Counsel will ensure the timely delivery of time sensitive communications to the extent such communication indicates time sensitivity. In addition, we have a policy that each of our directors should make every reasonable effort to attend each annual meeting of stockholders so that stockholders can communicate with the Board during these meetings.  All of the members of our Board attended the 2018 Annual Meeting of Stockholders except for Mr. Messina.

Interested Party Communications with our Independent Directors, our Non-Management Directors. Any interested party, including stockholders, who desires to communicate directly with one or more of the independent directors or our non-management directors as a group, including on an anonymous or confidential basis, may do so by delivering a written communication to the independent directors or the non-management directors as a group, 1330 Avenue of the Americas, 38th Floor, New York, New York 10019. The General Counsel will not open a communication that is addressed to one or more of our independent directors or our non-management directors as a group and will forward each such communication to the appropriate individual director or group of directors, as specified in the communication. Such communications will not be disclosed to the non-independent or management members of the Board or to management unless so instructed by the independent or non-management directors. Communications will be forwarded by the General Counsel on a bi- monthly basis. The General Counsel will ensure the timely delivery of time sensitive communications to the extent such communication indicates time sensitivity.

Nominations for Directors

Identifying Director Candidates. When seeking candidates for election and appointment to the Board, our Nominating and Corporate Governance Committee will consider candidates that possess the integrity, leadership skills and competency required to direct and oversee our management in the best interests of our stockholders, clients, employees, communities we serve and other affected parties, and consider the competency of the Board as a whole. While we do not have a specific policy on diversity of the Board, our Nominating and Corporate Governance Committee considers composition of the Board, including issues of diversity, age and skills such as understanding asset management, investment management and finance.  We believe the composition of our Board reflects a diversity of skills, professional and personal backgrounds and experience.  With respect to the two director nominees, the Nominating and Corporate Governance Committee also focused on the information described in each of the Board members’ biographical information set forth above.

Stockholder Recommendations for Director Candidates. The Nominating and Corporate Governance Committee will consider stockholder suggestions for nominees for directors. Shareholder recommendations for a candidate for director should be submitted to: Silvercrest Asset Management Group Inc., Office of the General Counsel, 1330 Avenue of the Americas, 38th Floor, New York, New York 10019.

Code of Business Conduct and Ethics

We expect and require all of our employees, directors, and any parties with whom we do business to conduct themselves in accordance with the highest ethical standards. Accordingly, we have adopted a Code of Business Conduct and Ethics, which outlines our commitment to, and expectations for, honest and ethical conduct by all of these persons and parties in their business dealings. A complete copy of our Code of Business Conduct and Ethics is available on our website at http://ir.silvercrestgroup.com.  The Company intends to disclose any changes in, or waivers from, this code by posting such information on the same website or by filing a Form 8-K, in each case if such disclosure is required by rules of the SEC or NASDAQ.

Policy on Related Person Transactions

As a general matter, it is our preference to avoid related person transactions as we recognize that they can present potential or actual conflicts of interest. We recognize, however, that there are situations where related person transactions may be in the best interests of the Company and our stockholders, including situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides or obtains products or services to or from related persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. Therefore, we have adopted a written Company policy for the review, approval or ratification of related person transactions, which is generally described below.

For the purposes of this policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds the lesser of $120,000 or 1% of our average total assets at year end, and in which any related person had, has or will have a direct or indirect material interest. “Related person” means (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; and (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner.

When we become aware of a person’s status as a beneficial owner of more than 5% of any class of the our voting securities, our General Counsel is required to create a list, to the extent the information is readily available, of (i) if the person is an individual, the same information as is requested of directors and executive officers, and (ii) if the person is a firm, corporation or other entity, a list of principals or executive officers of the firm, corporation or entity, and update the list on a quarterly basis.

Current Related Person Transactions

We have entered into a registration rights agreement and a tax receivables agreement with our principals, who are the limited partners of Silvercrest, L.P., the managing member of SAMG LLC, our operating subsidiary. Our principals include Messrs. Richard R. Hough III, Scott A. Gerard, David J. Campbell and Albert S. Messina.

Registration Rights Agreement. Pursuant to a resale and registration rights agreement that we entered into with our principals, we filed a registration statement on Form S-3, in 2014, for the sale of the shares of our Class A common stock that are issuable upon exchange of Class B units. The registration statement was also declared effective by the SEC in 2014. Pursuant to this agreement, when Silvercrest L.P. issues any Class B units to its employees, partners or other consultants pursuant to the 2012 Equity Incentive Plan, the recipient will be entitled to the same resale and registration rights, and will be subject to the same restrictions, as the principals holding Class B units outstanding after our initial public offering.

Tax Receivable Agreement. We have entered into a tax receivable agreement with our principals, and will enter into a tax receivable agreement with any future holders of Class B units, that requires us to pay them 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that we actually realize (or are deemed to realize in the case of an early termination payment by us, or a change in control) as a result of the increases in tax basis and certain other tax benefits related to entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. We expect to benefit from the remaining 15% of cash savings, if any, realized. The tax receivable agreement will continue until all such tax benefits have been utilized or expired, unless we exercise our right to terminate the tax receivable agreement for an amount based on an agreed upon value of payments remaining to be made under the agreement. The tax receivable agreement will automatically terminate with respect to our obligations to a principal if a principal (i) is terminated for cause, (ii) breaches his or her non-solicitation covenants with our Company or (iii) voluntarily resigns or retires and competes with our Company in the 12-month period following resignation of employment or retirement, and no further payments will be made to such principal under the tax receivable agreement.

Management of Employees’ Personal Funds. The Company manages the personal funds of many of its employees and members of the families of those employees, including Messrs. Hough, Gerard, Campbell and Messina, pursuant to investment management agreements in which it has agreed to reduce the advisory fees it charges to such employees and members of their families. The value of the discounts to the investment advisory services provided by the Company to Messrs. Scott A. Gerard and Albert S. Messina were approximately $11,000 and $28,000, respectively. The value of services provided by the Company to other executives was not significant.

MEETINGS AND COMMITTEES OF THE BOARD

The Board

Each director is expected to make every reasonable effort to attend each meeting of the Board and any Committee of which the director is a member and to be reasonably available to management and the other directors between meetings. Our entire Board met four times during 2018. Mr. Kidd attended two of the four meetings in person and attended the other two by conference telephone call.  Messrs. Conrad and Dunn attended three of the four meetings in person and attended the other one by conference telephone call.  Messrs. Hough and Messina attended all four meetings in person.  Messrs. Kidd, Conrad and Dunn attended three of the four Audit Committee meetings in person and the other one by conference telephone call.  Messrs. Hough and Messina attended all four Audit Committee meetings in person.    Messrs. Dunn and Conrad attended three of the four Compensation Committee meetings in person and the other one by conference telephone call.  Mr. Kidd attended two of the four Compensation Committee meetings in person and the other two by conference telephone call.   Mr. Conrad attended both Nominating and Corporate Governance Committee meetings in person.   Mr. Dunn attended one of the two Nominating and Corporate Governance Committee meetings in person and the other one by conference telephone call.  Mr. Kidd did not attend either Nominating and Corporate Governance Committee meeting in person but attended both by conference telephone call.

Committees of the Board

We currently have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which is comprised of independent directors in accordance with the listing standards of NASDAQ. In 2018, the Audit Committee met four times, the Compensation Committee met four times and the Nominating and Corporate Governance Committee met twice. Messrs. Kidd, Conrad and Dunn attended three of the four Audit Committee meetings in person and the other one by conference telephone call.  Messrs. Hough and Messina attended all four Audit Committee meetings in person.    Messrs. Dunn and Conrad attended three of the four Compensation Committee meetings in person and the other one by conference telephone call.  Mr. Kidd attended two of the four Compensation Committee meetings in person and the other two by conference telephone call.    Mr. Conrad attended both Nominating and Corporate Governance Committee meetings in person.   Mr. Dunn attended one of the two Nominating and Corporate Governance Committee meetings in person and the other one by conference telephone call.  Mr. Kidd did not attend either Nominating and Corporate Governance Committee meeting in person but attended both by conference telephone call.

The following table sets forth the names of each current Committee member and the primary responsibilities of each Committee.

Name of Committee and Members for 2018		Primary Responsibilities
Audit Winthrop B. Conrad, Jr. Brian D. Dunn Wilmot H. Kidd III (Chairman and Audit Committee Financial Expert)	●

Reviews the audit plans and findings of our independent registered public accounting firm and our internal audit and risk review staff, as well as the results of regulatory examinations, and tracks management’s corrective action plans where necessary;

	●	Reviews our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent registered public accounting firm;
	●	Reviews our financial risk and control procedures, compliance programs regarding risk assessment and management and significant tax, legal and regulatory matters; and
●

Appoints our independent registered public accounting firm annually, evaluates its independence and performance, determines its compensation and sets clear hiring policies for employees or former employees of the independent registered public accounting firm.

Compensation Winthrop B. Conrad, Jr. Brian D. Dunn (Chairman) Wilmot H. Kidd III	●	Determines the compensation of the Chief Executive Officer and reviews, approves, and makes recommendations to the Board with respect to the compensation of our other executive officers;
	●	Oversees, administers, and makes recommendations to the Board with respect to our cash and equity incentive plans; and
	●	Reviews and makes recommendations to the Board with respect to director compensation.

Nominating and Corporate Governance Winthrop B. Conrad, Jr (Chairman) Brian D. Dunn Wilmot H. Kidd III	●	Makes recommendations to the Board regarding the selection of candidates, qualification and competency requirements for service on the Board and the suitability of proposed nominees as directors;
	●	Advises the Board with respect to the corporate governance principles applicable to us;
	●	Oversees the evaluation of the Board and management;
	●	Reviews and approves in advance any related person transactions, other than those that are pre-approved pursuant to pre-approval guidelines or rules established by the Committee;
	●	Reviews the form and amounts of director compensation and makes recommendations to the Board with respect thereto; and
	●	Establishes guidelines or rules to cover specific categories of transactions.

The Board has adopted written charters for each Committee setting forth the roles and responsibilities of each Committee. Each of the charters is available on our website at http://ir.silvercrestgroup.com.

Board’s Role in Risk Oversight

The Board is responsible for overseeing management in the execution of its responsibilities and for assessing our general approach to risk management. In addition, an overall review of risk is inherent in the Board’s consideration of our long-term strategies and other matters presented to the Board. The board exercises its responsibilities periodically as part of its meetings and also through the Board’s three Committees, each of which examines various components of enterprise risk as part of their responsibilities. For example, the Audit Committee has primary responsibility for addressing risks relating to financial matters, particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting. The Audit Committee also has primary responsibility for reviewing and discussing our practices regarding risk assessment and management, including any guidelines or policies that govern the process by which we identify, monitor and handle major risks. The Nominating and Corporate Governance Committee oversees risks associated with the independence of the Board and potential conflicts of interest. The Compensation Committee has primary responsibility for risks and exposures associated with our compensation policies, plans and practices, regarding both executive compensation and the compensation structure generally, including whether it provides appropriate incentives that do not encourage excessive risk-taking. Senior management is responsible for assessing and managing our various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies.

The Board’s role in risk oversight of our Company is consistent with our leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing our risk exposure, with the Board and its Committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systematic and effective approach for identifying, managing and mitigating risks throughout our Company.

DIRECTOR COMPENSATION

Under our director compensation program, each non-management director receives annual compensation that is comprised of an annual retainer of $50,000 and an additional $5,000 annually per Committee on which the director serves.   Management directors do not receive any additional compensation for services as a director. In addition, all directors are reimbursed for reasonable out-of-pocket expenses incurred by them in connection with attending Board, Committee and stockholder meetings, including those for travel, meals and lodging. We reserve the right to change the manner and amount of compensation to our directors at any time.

2018 Director Summary Compensation Table

Information provided in the following table reflects the compensation delivered to our directors who are not named executive officers for our last completed fiscal year:

	Fees Earned or
	Paid in Cash	Total
Name	($)	($)
Winthrop B. Conrad, Jr.	65,000	65,000
Brian D. Dunn	65,000	65,000
Wilmot H. Kidd III	65,000	65,000

COMPENSATION DISCUSSION AND ANALYSIS

This section summarizes the material elements and principles underlying our compensation policies, including those relating to our named executive officers. It generally describes the manner and context in which compensation is earned by, and awarded and paid to, our management and senior executives, who we refer to as our principals, and provides perspective on the tables and narratives that follow. For fiscal year 2018, the named executive officers of the Company were Richard R. Hough III, Chairman, Chief Executive Officer and President, Scott A. Gerard, Chief Financial Officer, David J. Campbell, General Counsel and Secretary, and Albert S. Messina, Managing Director and Portfolio Manager.

Except where the context requires otherwise and as otherwise set forth herein, references to “we”, “our” or “Company” in this Compensation Discussion and Analysis section refer to Silvercrest Asset Management Group Inc. and its consolidated subsidiaries, including Silvercrest L.P. (“Silvercrest L.P.” or “SLP”), the managing member of SAMG LLC, our operating subsidiary.

Philosophy and Objectives of Compensation Program

Our compensation program is designed to reward past performance at an individual, team, and company level, and encourages future contributions to achieving our strategic goals and enhancing stockholder value. Our method of compensating our principals is intended to meet the following objectives: (i) support our overall business strategy; (ii) attract, retain and motivate top-tier professionals within the investment management industry; and (iii) align the interests of our principals with those of our stockholders.

We believe that, in order to create long-term value for our stockholders, we need a skilled and experienced management team focused on achieving profitable and sustainable financial results, expanding our investment capabilities through disciplined growth, continuing to diversify sources of revenue and delivering superior client service. We depend on our management team to execute the strategic direction of our Company and maintain our standards for ethical, responsible and professional conduct. We also rely on our management team to manage our professionals and distribution channels and provide the operational infrastructure that allows our investment professionals to focus on achieving attractive investment returns and superior client service. In addition, we depend on our management team to encourage an entrepreneurial and collegial business culture.

The elements of our compensation and equity participation programs have contributed to our ability to attract and retain a highly qualified team of professionals. For our principals, we use, and expect to continue to use, cash and equity compensation programs and equity participation in a combination that has been successful for us in the past and that we believe will continue to be successful for us in the future. In addition to cash compensation for our principals, we have recognized performance and value, which we believe enhance our overall compensation objectives, by offering interests in Silvercrest L.P. By doing so, we have enabled our principals to share in the future profits, growth and success of our business.

Our compensation programs are focused on rewarding performance that increases long-term stockholder value, including growing revenues, retaining clients, developing new client relationships, developing new products, improving operational efficiency and managing risks. We periodically evaluate the success of our compensation and equity participation programs in achieving these objectives and adapt these programs as our Company grows in order to enable us to better achieve these, and future, objectives.

Determination of Compensation and Role of Directors and Principals in Compensation Decisions

Our executive compensation and equity participation programs were developed and implemented while we were a private company. We have not identified a specific peer group of companies for comparative purposes and have not engaged in formal competitive benchmarking of compensation against specific peer companies.

Compensation of our employees is not determined using rigid metrics or formulae and all compensation decisions are subject to the discretion of the Executive Committee (which is composed of Mr. Hough, Mr. Gerard, Mr. Campbell, and Mr. Messina) and, ultimately, our Chief Executive Officer, Mr. Hough. Historically, base salaries, annual bonuses and incentive compensation of our employees are reviewed by the Executive Committee and adjusted as deemed necessary after taking into account both individual and company performance.

We have a Compensation Committee comprised solely of independent directors to assist the Board in the discharge of its responsibilities relating to the compensation of our named executive officers. In making its decisions, the Compensation Committee is guided by the recommendations of the Chief Executive Officer and the Executive Committee.  The Compensation Committee, in its sole discretion, determines the compensation of the Chief Executive Officer.

We have not adopted policies with respect to cash versus non-cash compensation (or among different forms of non-cash compensation), although we have determined that it is important to encourage or provide a meaningful opportunity to acquire an amount of equity ownership by our principals to help align their interests with those of our Company and its shareholders. The allocation between cash and non-cash compensation has historically been based on a number of factors, including individual performance, company performance and company liquidity. These determinations vary from year to year. We may decide in future years to pay some or all of short-term and long- term incentives in equity depending upon the facts and circumstances existing at that time.

We have also not adopted specific policies with respect to current versus long-term compensation, but believe that both elements are necessary for achieving our compensation objectives for all employees. Our base salaries and performance bonuses are competitive for all employees. Equity awards for principals reward achievement of strategic long-term objectives, which we believe will contribute toward overall stockholder value.

Our Chief Executive Officer has discretion to determine the compensation of the named executive officers (other than himself), which he is expected to do in consultation with our Compensation Committee. Our Compensation Committee has overall oversight responsibility for our compensation policies, plans and programs. The Committee reviews our Company’s achievements and the achievements of our employees and is expected to provide input and guidance to our Chief Executive Officer in the determination of the specific type and level of compensation of our other named executive officers. The Committee is also expected to set the compensation of our Chief Executive Officer.

Principal Components of Compensation

We have established compensation practices that directly link compensation with individual and company performance, as described below. These practices apply to all of our principals, including our named executive officers. Ultimately, ownership in our Company has been the primary tool we have used to attract and retain senior professionals. As of April 5, 2019, our principals indirectly held approximately 37% of the interests in Silvercrest L.P. The interests in Silvercrest L.P. currently held by our principals entitle them to receive distributions from Silvercrest L.P.  The Company typically does not enter into employment agreements with members of its senior management and did not previously have an employment with Mr. Hough. Because the Company recognizes that there is significant competition for talent within the industry, in 2018 the Company decided to enter into an employment agreement with Mr. Hough to enhance the Company’s ability to retain him.  The Compensation Committee of the Board determined that such agreement was in the best interests of the Company and its stockholders. For more details about Mr. Hough’s employment agreement please see page 24.

In 2018, we provided the following elements of compensation to our principals, the relative value of each of these components for individual principals varying based on job role and performance: (i) base salary; (ii) annual cash bonus; and (iii) stock awards; and (iv) other benefits and perquisites, each of which is described below.

•

Base Salary. Base salaries are intended to provide the named executive officers with a degree of financial certainty and stability and are determined based on their role and responsibility.  The intent behind all salaries is to provide a source of stable and predictable cash flow for each of our principals. The base salaries of our named executive officers for 2018 are set forth below in our “Summary Compensation Table.”

•

Annual Cash Bonus. Annual cash bonus is determined after the end of each fiscal year and is based on a number of variables that are linked to individual and company-wide performance for that year and over the longer term. For Messrs. Hough, Gerard and Campbell, annual bonus awards are granted strictly on a discretionary basis.  For Mr. Messina, who is a client-facing principal, annual cash bonuses are determined pursuant to a specific compensation plan whereby revenue is the predominant variable that is measured. Annual bonus awards for Messrs. Gerard and Campbell are recommended by the Chief Executive Officer and approved by the Compensation Committee. Our Compensation Committee has oversight of all of our executive compensation programs, including the approval of compensation of our

Chief Executive Officer. The annual cash incentive compensation awarded to our named executive officers for fiscal year 2018 is set forth below in our “Summary Compensation Table”.
•

Deferred Equity-Based Compensation. All of our principals, including our named executive officers, own equity interests in our Company. As part of our annual incentive compensation for some of our named executive officers and other principals, we awarded deferred equity units which vest over a four-year period and performance units in 2011 and 2012 for performance in the prior year. Each performance unit represents the unsecured right to receive additional interests in Silvercrest L.P., but only if: (i) the recipient continues to hold the underlying deferred equity units at the time the performance units vest, which is four years from the date of issuance; and (ii) interests in Silvercrest L.P. have increased in value from the date of issuance by at least 15% in year four.  The final portion of the deferred equity units that were granted in 2012 vested in 2016.

•

In 2015, the Company granted restricted stock units (“RSUs”) under the 2012 Equity Incentive Plan to some existing Class B unit holders, including our named executive officers.  In 2016, 2017 and 2018, the Company did not grant RSUs to our named executive officers.  The RSUs granted in 2015 will vest and settle in the form of Class B units of SLP.  Twenty-five percent of the RSUs granted vest and settle on each of the first, second, third and fourth anniversaries of the grant date.

•

In 2018, the Company granted non-qualified stock options (“NQOs”) to its Chief Executive Officer.  The NQOs will vest and become exercisable into Class B units of SLP.  One-third of the NQOs will vest and become exercisable on each of the first, second and third anniversaries of the grant date.

•

Other Benefits and Perquisites. Each of our employees participates in the employee health benefit programs we maintain, including medical, group life and long-term disability insurance, on the same basis as all other employees, subject to satisfying any eligibility requirements and applicable law. We also provide other perquisites such as an automobile program, by which our present and former Executive Committee members are provided $500 per month toward auto lease or financing payments. In addition, we offer each of our employees our investment management services, if they place their funds in a separately-managed account with us, at a discounted advisory fee typically associated with these services. Currently we do not have plans to change the levels of perquisites received, but continue to monitor them and may make adjustments from time to time. The perquisites provided to our named executive officers in the fiscal year ended December 31, 2018 are described below in our “Summary Compensation Table”.

Stock Ownership Guidelines

While the compensation of our principals has primarily included a set base salary and a discretionary bonus, virtually all of our principals own equity interests in Silvercrest L.P. As stated, we believe that equity ownership in our Company causes principals to have a long-term view of our success, and a healthy concern for the entire company, rather than merely improving their own compensation. Principals are incentivized to grow and increase the value of their equity interests by adding to our overall revenue and guarding our expenses in a way that a non- equity owner would not. All of our principals have been offered multiple opportunities to acquire ownership interests in our Company, and in many cases, have received annual incentive compensation awards which include such interests.

To date, only those employees who attained the title of Senior Vice President, Managing Director or higher have been invited to purchase equity interests in Silvercrest L.P. or receive them as annual incentive compensation awards. These transactions have taken a variety of forms. Some equity owners received equity interests in Silvercrest L.P. upon the acquisition by our Company of their prior firm. As of December 31, 2018, we have successfully completed seven of these acquisitions. Some equity owners were invited to purchase equity interests in Silvercrest L.P. upon commencement of employment at our Company or upon achieving a specified seniority level at our Company. On other occasions, we offered the opportunity to existing principals to purchase equity interests in Silvercrest L.P. that were redeemed by departing principals or issued new equity interests. In these cases, the principals purchased the equity interests by issuing promissory notes to us in the amount of the value of the equity interests purchased, some of which notes provided for annual amortization and others of which provided for a balloon payment.

Our principals have not historically been subject to mandated equity ownership or retention guidelines. It is our belief that the equity component of our compensation program ensures that our principals are also owners whose incentives are directly aligned with those of our Company and our clients. Since our initial public offering, we have continued to promote broad and substantial equity ownership by our principals through both equity-based compensation awards, and performance awards that will be granted in appropriate circumstances. We may expand our equity ownership by creating opportunities for all employees, and not only our principals, to acquire equity interests in our Company. In addition, while an employee of Silvercrest L.P., our principals are required to retain at least 25% of the Class B units in Silvercrest L.P. that were owned by the principal on the date of consummation of our initial public offering.

Each holder’s profits percentage is fixed at the date of acquisition of the equity interests in Silvercrest L.P., subject to dilution when additional equity interests in these entities are issued or accretion if existing equity interests in their entities are redeemed and not resold. Under the terms of its second amended and restated limited partnership agreement, Silvercrest L.P. may retain profits for future needs of the partnership.

An equity interest in Silvercrest L.P. also allows the holder to participate in the appreciation or depreciation in the value of Silvercrest L.P., from and after the date of the grant of the equity interest, by participating in defined capital or liquidity events (as defined in the second amended and restated limited partnership agreement) or by redemption following termination of employment. The redemption of these equity interests is described in detail below under “Vesting and Redemption of Silvercrest L.P.”

In connection with our reorganization in 2013, the terms of the equity interests held by our named executive officers changed in several significant respects. As part of our reorganization, interests in Silvercrest L.P. were exchanged for Class B units of Silvercrest L.P. and shares of our Class B common stock. Class A units in Silvercrest L.P. are held by the Company, which serves as the general partner of Silvercrest L.P. Each Class A unit and Class B unit gives its holder the right to receive a percentage of the current profits of Silvercrest L.P. (as defined in the second amended and restated limited partnership agreement). Since our initial public offering, a substantial portion of the economic return of our principals has continued to be obtained through their equity ownership in Silvercrest L.P. We believe that the continued link between the economic return they realize and our performance will encourage their continued exceptional performance. In addition, we believe that the restrictions on transfer and the ownership requirements to which they will be subject will align their interests with those of our stockholders.

As an element of compensation, we intend to grant equity-based awards to those individuals considered to be important to our Company’s future success, primarily, (i) those professionals responsible for the investment performance of our strategies; (ii) those professionals principally responsible for servicing our existing clients and increasing our client base; and (iii) our executive officers.

At December 31, 2018, our named executive officers held restricted stock units with profits percentages and non-qualified stock options without profits percentages equity balances in Silvercrest L.P. as follows:

			Equity
	Profits	2018 Earned	Balance as of
	Percentage (1)	Profits (2)	December 31, 2018 (3)
Richard R. Hough	0.13%	$39,885	$1,633,359
Scott A. Gerard	0.09%	$26,702	$160,973
David J. Campbell	0.08%	$23,039	$138,336
Albert S. Messina	0.07%	$21,015	$125,761

(1)

The amounts in this column represent the fully-diluted percentages of our named executive officers, which reflect all Class B Units of Silvercrest L.P. and unvested restricted stock units held by our named executive officers.  Non-qualified stock options that have not been exercised are excluded from profit allocations.

(2)

The amounts in this column represent allocations of 2018 profits to our named executive officers pursuant to their respective equity interests related to both vested and unvested restricted stock units. Profits allocations related to the vested and unvested restricted stock units were determined based on the net income of Silvercrest L.P. in 2018.  Non-qualified stock options that have not been exercised are excluded from profit allocations.

(3)

The amounts in this column represent the respective combined vested and unvested restricted stock unit and non-qualified stock option account balances of our named executive officers that would be paid to the holder following termination of employment under certain circumstances. The amounts in this table assume that the holder’s employment was terminated by death or disability.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a publicly-traded corporation for amounts paid in excess of $1 million to its chief executive officer and its three most highly compensated executive officers (other than the chief executive officer and the chief financial officer) in any taxable year beginning prior to January 1, 2018, unless the compensation plan and awards meet certain requirements qualifying the compensation as performance based compensation. The Tax Cuts and Jobs Act, which was enacted on December 22, 2017 (the “Tax Act”) and generally became effective for taxable years beginning after December 31, 2017, makes a number of changes to Section 162(m), including the repeal of the “qualified performance-based compensation” exemption and the expansion of the definition of “covered employees” (e.g., by including the chief financial officer as a covered employee). Transition rules under the Tax Act will allow certain payments to be deductible based on the pre-Tax Act rules if the payments are made pursuant to certain binding arrangements in effect as of November 2, 2017.

While the compensation committee cannot predict how the deductibility limit may impact our executive compensation program in future years, the compensation committee intends to maintain an approach to executive compensation that strongly links pay to performance.  The compensation committee has not adopted a formal policy regarding tax deductibility of compensation paid to our executive officers but intends to continue to consider tax deductibility under Section 162(m) as a factor in compensation decisions to the extent Section 162 (m) is applicable.  Notwithstanding the foregoing, we reserve the right to pay amounts that are not deductible under Section 162(m) during any period when Section 162(m) is applicable to us.

Policy on Hedging and Short Sales

The Company prohibits short sales and transactions in derivatives of Company securities for all directors and officers of the Company.

Risk Considerations in our Compensation Program

In evaluating our compensation program, we have identified two primary risks relating to compensation: (i) the risk that compensation will not be sufficient to retain talent and (ii) the risk that compensation may provide unintended incentives. To combat the risk that our compensation might not be sufficient, we strive to use a compensation structure and set compensation levels for all employees in a way that we believe contributes to low rates of employee attrition. We do not use compensation consultants with respect to non-equity-based compensation, but we receive regular and ongoing input from industry representatives and other market sources through our (1) participation on the Pershing Advisor Solutions, a service which provides a customized approach to understanding the RIA business and a range of solutions to help meet demand, with MFO/RIA peers; (2) participation in other custodian advisor forums and industry events; (3) review of compensation surveys by companies such as McLagan Partners and The Bower Group, which provide international consulting services to a range of clients; (4) review of industry publications featuring stories on compensation practices and metrics; and (5) review of the Moss Adams Adviser Compensation and Staffing Study, which is prepared by Pershing Advisor Solutions, Moss Adams LLP and IN Advisor Solutions and includes data on hundreds of advisory firms. We also make equity awards subject to multi-year vesting schedules to provide a long-term component to our compensation program and impose ongoing restrictions on the ability of our principals to dispose of their equity holdings acquired through equity awards. We believe that both the structure and levels of compensation have aided us in retaining key personnel as evidenced by the long- term tenure of our principals.

To address the risk that our compensation programs might provide unintended incentives, we keep our compensation programs simple and the amount of equity-based compensation we grant is based on company-wide results and the long-term component of our equity-based compensation is tied to continued employment. We have not seen any employee behaviors motivated by our compensation policies and practices that create increased risks for our stockholders or our clients.

Based on the foregoing, we do not believe that our compensation policies and practices motivate imprudent risk taking. Consequently, we are satisfied that any potential risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on us. As mentioned, our Compensation Committee, which is comprised entirely of independent directors, reviews our compensation plans and policies periodically to ensure proper alignment with overall company goals and objectives. Our Compensation Committee also reviews the risks arising from our compensation policies and practices and assesses whether any such risks are reasonably likely to have a material adverse effect on us.

Summary Compensation Table

The following table shows the annual compensation of our principal executive officer, principal financial officer and the two most highly compensated executive officers other than our principal executive officer and principal financial officer, who were serving as executive officers on December 31, 2018. These officers are referred to in this Proxy Statement as the “named executive officers.”  Our named executive officers comprised all of our executive officers as of December 31, 2018.

				Stock	Cash	All Other
		Salary	Bonus	Awards	Distributions	Compensation
Name and Principal Position	Year	($) (1)	($) (2)	($) (3)	($)(4)	Earnings ($) (5)	Total ($)
Richard R. Hough,	2018	$700,000	$1,500,000	$500,000	$35,605	$—	$2,735,605
Chief Executive Officer and	2017	$700,000	$1,500,000	$—	$39,591	$—	$2,239,591
President	2016	$700,000	$725,000	$—	$55,488	$—	$1,480,488

Scott A. Gerard,	2018	$375,000	$826,000	$—	$23,986	$18,698	$1,243,684
Chief Financial Officer	2017	$375,000	$739,000	$—	$26,672	$—	$1,140,672
	2016	$375,000	$564,000	$—	$37,381	$—	$976,381

David J. Campbell,	2018	$375,000	$663,000	$—	$20,613	$—	$1,058,613
General Counsel and Secretary	2017	$375,000	$593,000	$—	$22,921	$—	$990,921
	2016	$375,000	$443,000	$—	$32,125	$—	$850,125

Albert S. Messina,	2018	$300,000	$584,250	$—	$19,095	$34,645	$937,990
Managing Director and Portfolio	2017	$300,000	$507,000	$—	$20,838	$28,358	$856,196
Manager	2016	$300,000	$461,169	$—	$29,204	$22,276	$812,649

(1)	Amounts represent guaranteed payments made to our named executive officers.
(2)	Amounts represent cash bonuses earned at December 31, 2018, 2017 and 2016 and paid in January 2019 and February 2019, January 2018 and February 2018 and January 2017 and February 2017, respectively.
(3)

Reflects the grant date fair value computed in accordance with FASB ASC Topic 718, or ASC 718, associated with non-qualified stock options in Silvercrest L.P calculated pursuant to ASC 718. Pursuant to ASC 718, Silvercrest L.P. recognizes compensation expense associated with the granting of equity-based compensation based on the grant-date fair value of the award if it is classified as an equity instrument, and on the changes in settlement amount for awards that are classified as liabilities. Silvercrest L.P.’s non-qualified stock option awards are all classified as equity instruments.  For additional information regarding the assumptions made in calculating these amounts, see Note 16 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(4)

Amounts showing in this column represent the amount of cash distributed to each of the named executive officers on account of his vested and unvested deferred equity units and restricted stock units for the respective year.

(5)

For 2018, amounts in this column represent the aggregate dollar amount of all other compensation received by Mr. Gerard, consisting of employer-paid car allowances equal to $6,000, insurance premiums for life and disability insurance benefiting Mr. Gerard equal to $1,565, and the savings of $11,133 to Mr. Gerard for the discounted advisory fee for investment management services on his funds placed in separately managed accounts with the Company.  For 2018, 2017 and 2016, amounts in this column represent the aggregate dollar amount of all other compensation received by Mr. Messina, consisting of employer-paid car allowances equal to $6,000, $5,500 and $6,000, respectively, insurance premiums for life and disability insurance benefiting Mr. Messina equal to $1,138, $1,207 and $1,207, respectively, and the savings of $27,507, $21,651 and $15,069, respectively, to Mr. Messina for the discounted advisory fee for investment management services on his funds placed in separately managed accounts with the Company. None of the perquisites received by our other named executive officers exceeded $10,000 in 2018, 2017 and 2016.

Employment Agreements

We do not have employment agreements with any of our named executive officers except for Mr. Hough who became party to an employment agreement (the “Employment Agreement”) during 2018.  The Employment Agreement has an initial term of three years and after such term, will automatically renew for successive periods of one year, unless terminated by either party with 180 days’ written notice prior to the end of the initial term or any renewal term. During the term of the Employment Agreement, Mr. Hough will receive an annualized base salary of $700,000, payable semi-monthly, subject to the review at least annually by the Company’s board of directors or the compensation committee thereof. Based upon such review, Mr. Hough’s salary may be increased, but not decreased, unless by mutual consent or pursuant to a decrease affecting all senior executives of the Company equally. Mr. Hough will also receive an annual cash bonus in an amount determined by the compensation committee in a manner consistent with the Company’s current practice.  Commencing in 2019, Mr. Hough will receive an annual grant under the Company’s 2012 Equity Incentive Plan in such form and amount as determined by the compensation committee.

As limited partners of Silvercrest L.P., pursuant to the terms of the second amended and restated limited partnership agreement with Silvercrest L.P., each of our named executive officers may not, while employed and during the one-year period following termination of employment by the employee, without good reason, (i) contact any of our clients or vendors or otherwise solicit any of our clients or vendors to terminate their relationship with us; (ii) accept any business from any of our clients with whom the employee dealt while at our Company; or (iii) hire any of our employees.

Grants of Plan-Based Awards in Fiscal Year 2018

The following table sets forth information relating to non-qualified stock options in Silvercrest L.P. granted to one of our named executive officers in 2018.

All Other
Stock Awards:
		Number Of Shares Of	Grant Date
	Grant	Stock Or	Fair Value Of Stock
Name	Date	Units (#) (1)	Awards($) (2)
Richard R. Hough	10/1/2018	105,398	$500,000

(1)	These non-qualified stock options vest in three equal installments on each of the first, second, and third anniversaries of the grant date.
(2)	Reflects the grant date fair value computed in accordance with FASB ASC Topic 718, or ASC 718, associated with non-qualified stock options in Silvercrest L.P calculated pursuant to ASC 718. Pursuant to ASC 718, Silvercrest L.P. recognizes compensation expense associated with the granting of equity-based compensation based on the grant-date fair value of the award if it is classified as an equity instrument, and on the changes in settlement amount for awards that are classified as liabilities.  Silvercrest L.P.’s non-qualified stock option awards are all classified as equity instruments. For additional information regarding the assumptions made in calculating these amounts, see Note 16 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Outstanding Equity Awards at Fiscal Year End 2018

The following table sets forth information relating to equity interests in Silvercrest L.P. issued to our named executive officers subject to vesting provisions.

Restricted Stock Units

	Number of	Market
	Shares	Value of
	or	Shares or Units
	Units of Stock	of Stock
	That Have	That Have
Name	Not Vested (#)	Not Vested ($) (1)
Richard R. Hough (2)	18,061	$238,944
Scott A. Gerard (2)	12,167	$160,973
David J. Campbell (2)	10,456	$138,336
Albert S. Messina (2)	9,506	$125,761

(1)	Represents (i) $13.23 per unit, which is the effective per unit value as of December 31, 2018, multiplied by (ii) the number of unvested units.
(2)	These restricted stock units vest on August 6, 2019.

  Stock Options

	Number of	Market
	Shares	Value of
	or	Shares or Units
	Units of Stock	of Stock
	That Have	That Have
Name	Not Vested (#)	Not Vested ($) (1)
Richard R. Hough (2)	105,398	$1,394,416

(1)	Represents (i) $13.23 per option, which is the effective per unit value of Silvercrest L.P. as of December 31, 2018, multiplied by (ii) the number of unvested options.
(2)	These non-qualified stock options vest in three equal installments on each of October 1, 2019, 2020 and 2021.

Option Exercises and Stock Vested During the Year Ended December 31, 2018

The following table sets forth information concerning interests in Silvercrest L.P. acquired upon the vesting of restricted stock units by the named executive officers during the year ended December 31, 2018.

	Equity Awards
	Number of L.P. Interests	Value Realized on
Name	Acquired on Vesting (#)	Vesting ($) (1)
Richard R. Hough	18,061	$305,228
Scott A. Gerard	12,167	$205,627
David J. Campbell	10,456	$176,711
Albert S. Messina	9,506	$160,646

(1)	Reflects the vesting date fair value, which also represents the vesting date market value, computed in accordance with ASC 718 associated with restricted stock units in Silvercrest L.P.

Pension Benefits

We do not sponsor or maintain any benefit pension or retirement benefits for the benefit of our employees.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We do not sponsor or maintain any nonqualified defined contribution or other nonqualified deferred compensation plans for the benefit of our employees.

Potential Payments Upon Termination or Change in Control

The following summarizes the potential payments and benefits that we would provide to our named executive officers in connection with a termination of employment and/or a change in control. In determining amounts payable, we have assumed in all cases that the termination of employment occurred on December 31, 2018.

Severance and Other Benefits

Except for our Chief Executive Officer, we do not offer or have in place any formal retirement, severance, or similar compensation programs providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change in control. Our other named executive officers, therefore, do not have employment, severance, change in control or other agreements with us that would require any payments to them in the event of a termination of employment and/or a change in control. Our named executive officers are all employed on an “at will” basis, which enables us to terminate their employment at any time. Under certain circumstances, our other named executive officers may be offered severance benefits to be negotiated at the time of termination.

In the event that Mr. Hough’s employment terminates without Cause (as defined in the Employment Agreement) or is terminated by Mr. Hough for "Good Reason" (as defined in the Employment Agreement) then, pursuant to the Employment Agreement, Mr. Hough will be entitled to certain amounts and benefits (subject to execution of a release of claims), including:

-

Earned but unpaid base salary as of the date of termination, any earned but unpaid bonuses for prior years (other than in the case of a termination for Cause) and benefits payable under Silvercrest’s employee benefit plans ("Accrued Obligations");

-

Payment of a cash amount equal to two times the sum of the annual base salary, as in effect at termination, plus the average of the annual bonuses paid to Mr. Hough for the three fiscal years immediately prior to the year of termination (the “Average Bonus”) paid over 24 months following the termination date (with the potential for acceleration in the event of a termination of employment 180 days prior to or two years following a Change in Control (as defined in the Employment Agreement));

-	Payment, for the year of termination, of an amount (prorated in the case of any partial year) equal to the higher of the annual bonus Mr. Hough would have received for that year and the Average Bonus;
-

Cash reimbursement of the Company’s portion of Mr. Hough’s COBRA premiums (or an amount equal to the Company’s portion of Mr. Hough’s COBRA premiums sufficient to cover full family health care) for a period of eighteen (18) months following the termination of Mr. Hough’s employment, subject to Mr. Hough’s timely election of such COBRA coverage;

-	Cash reimbursement for the cost of six (6) months of senior executive level outplacement services using a provider selected by Mr. Hough, up to an aggregate cost of $50,000;
-	Full vesting of time-based equity awards; and
-	Vesting of performance-based awards based on actual performance.

In the event of termination of employment due to Mr. Hough’s Disability (as defined in the Employment Agreement) or death, pursuant to the Employment Agreement, Mr. Hough will be entitled to:

-	Accrued Obligations;
-	An Average Bonus;
-	Full vesting of time-based equity awards; and
-	Vesting of performance-based awards based on actual performance.

Restricted Stock Units and Stock Options

In 2018, the Company granted non-qualified stock options to Mr. Hough that vest in three equal installments on each of the first, second and third anniversaries of the grant date.  In 2017 and 2016, the Company did not grant any equity-based awards to our named executive officers.

Dividend Equivalents

Each restricted stock unit also entitles the holder to receive distributions from Silvercrest L.P. in the same amounts and at the same times as the holder would have received the distributions had the Class B units underlying the restricted stock units been issued on the date of grant.

Treatment upon Termination of Employment

Voluntary Resignation other than for Good Reason and Termination with Cause

All restricted stock units and non-qualified stock options are automatically forfeited upon a voluntary resignation other than for Good Reason, as defined in Mr. Hough’s Employment Agreement or termination with cause. The right to receive dividend equivalents on the restricted stock units also terminates upon a termination of employment for the reasons stated above.

Involuntary Termination without Cause or for Good Reason

Mr. Hough:

In the event that Mr. Hough’s employment was terminated without Cause (as defined in the Employment Agreement) or was terminated by Mr. Hough for "Good Reason" (as defined in the Employment Agreement) as of December 31, 2018, then, pursuant to the Employment Agreement, Mr. Hough would have been be entitled to the following amounts and benefits (subject to execution of a release of claims):

-	Payment of a cash amount equal to $1,400,000, which equals to two times Mr. Hough’s annual base salary as in effect at the time of termination;
-	Payment of a cash amount equal to $1,966,666, which equals two times the Average Bonus;
-	Payment of $1,500,000, which represents the higher of the annual bonus Mr. Hough would have received for 2018 and the Average Bonus;
-	Payment of $44,556 for reimbursement of the Company’s portion of Mr. Hough’s COBRA premiums;
-	Payment of $50,000 towards senior executive level outplacement services; and
-	Full vesting of time-based equity awards equal to $1,633,359.

Other named executive officers:

Upon an employee’s involuntary termination without Cause by us, all restricted stock units become fully and immediately vested. In addition, the right to receive dividend equivalents on the restricted stock units will continue until the restricted stock units are settled.  The value of the restricted stock units of our other named executive officers that would have been accelerated assuming the events described in this paragraph occurred on December 31, 2018 would have been $160,973, $138,336 and $125,761 for Messrs. Gerard, Campbell and Messina, respectively.

Involuntary Termination due to Death or Disability

Mr. Hough:

In the event of termination of employment on December 31, 2018 due to Mr. Hough’s Disability (as defined in the Employment Agreement) or death, pursuant to the Employment Agreement, Mr. Hough would have been entitled to:

-	Payment of an Average Bonus of $983,333; and
-	Full vesting of time-based equity awards equal to $1,633,359.

Other named executive officers:

Upon an employee’s death or disability, all restricted stock units become fully and immediately vested. In addition, the right to receive dividend equivalents on the restricted stock units will continue until the restricted stock units are settled.  The value of the restricted stock units of our other named executive officers that would have been accelerated assuming the events described in this paragraph occurred on December 31, 2018 would have been $160,973, $138,336 and $125,761 for Messrs. Gerard, Campbell and Messina, respectively.

Retirement

Upon the retirement by the employee, all restricted stock units become fully and immediately vested. In addition, the right to receive dividend equivalents on the restricted stock units will continue until the restricted stock units are settled.  The value of the restricted stock units of our named executive officers that would have been accelerated assuming the event described in this paragraph occurred on December 31, 2018 would have been $1,633,359, $160,973, $138,336 and $125,761 for Messrs. Hough, Gerard, Campbell and Messina, respectively.

Change in Control

All of the restricted stock units automatically vest in full upon the consummation of a change in control transaction (as defined in the unit award agreement).  The value of the restricted stock units of our named executive officers that would have been accelerated assuming the events described in this paragraph occurred on December 31, 2018 would have been $238,944, $160,973, $138,336 and $125,761 for Messrs. Hough, Gerard, Campbell and Messina, respectively.

Vesting and Redemption of Silvercrest L.P. Interests

Unless otherwise determined by the Board, in its sole discretion, or previously agreed to by the holder, his or her permitted transferees and us, if a holder of Silvercrest L.P. Class B units is terminated for cause, the holder (and, to the extent of any Class B units, transferred to his or her permitted transferees) would forfeit all of his, her or their unvested Class B units, if any, and, at our option, Silvercrest L.P. would have the right to redeem all of the vested Class B units collectively held by the holder and his or her permitted transferees for a purchase price equal to the lesser of (i) the aggregate capital account balance in Silvercrest L.P. of the holder and his or her permitted transferees and (ii) the purchase price paid by the terminated holder to first acquire the Class B units. In addition to the redemption described above, any holder terminated for cause will cease to receive any payments required to be made to the holder under the tax receivable agreement.

In the event of termination of employment of a named executive officer due to death or disability on December 31, 2018, no termination payments would be required to be made to any of our named executive officers except Mr. Hough.

CEO Pay Ratio

In 2018, the compensation of Mr. Hough, our Chief Executive Officer and President, was approximately 15 times the median pay of our employees, resulting in a 15:1 CEO Pay Ratio.

We identified our median employee by examining 2018 total compensation for all individuals, excluding Mr. Hough, who were employed by our firm as of December 31, 2018, the last day of our payroll year. We included all of our employees in this process, whether employed on a full-time or part-time basis. We did not make any assumptions or estimates with respect to total compensation. We define “total compensation” as the aggregate of base salary, cash bonus and the grant date fair value of equity incentive compensation awards.

After identifying the median employee based on total compensation, we calculated total compensation in 2018 for such employee using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table for 2018.

As illustrated in the table below, our 2018 CEO Pay Ratio is 15:1:

	Mr. Hough	Median Employee
Base Salary ($)	$700,000	$100,000
Cash Bonus ($)	$1,500,000	$80,000
Stock Awards ($)	$500,000	$—
Total ($)	$2,700,000	$180,000

CEO Pay Ratio		15:1

2012 Equity Incentive Plan

The Board has adopted, and our shareholders have approved, the 2012 Equity Incentive Plan. The purposes of the 2012 Equity Incentive Plan are to (i) align the long-term financial interests of our employees, directors, consultants and advisers with those of our stockholders; (ii) attract and retain those individuals by providing compensation opportunities that are consistent with our compensation philosophy; and (iii) provide incentives to those individuals who contribute significantly to our long-term performance and growth. To accomplish these purposes, the 2012 Equity Incentive Plan provides for the grant of units of Silvercrest L.P. (All references to units or interests of Silvercrest L.P. refer to Class B units of Silvercrest L.P. and accompanying shares of Class B common stock of our Company). The 2012 Equity Incentive Plan also provides for the grant of stock options (both stock options intended to be incentive stock options under Section 422 of the Internal Revenue Code and non-qualified stock options), stock appreciation rights, or SARs, restricted stock awards, restricted stock units, performance-based stock awards and other stock-based awards (collectively, stock awards) based on our Class A common stock. Incentive stock options may be granted only to employees; all other awards may be granted to employees, including officers, members, limited partners or partners who are engaged in the business of one or more of our subsidiaries, as well as non-employee directors and consultants.

EQUITY COMPENSATION PLAN INFORMATION TABLE

The following table sets forth our shares authorized for issuance under our equity compensation plans as of December 31, 2018.

Number of shares
	Number of shares to be	Weighted-average	remaining available
	issued upon exercise of	exercise price of	for future issuance
	outstanding options,	outstanding options,	under equity
	warrants, and rights	warrants, and rights	compensation plans
Equity compensation plans approved by stockholders	352,712	$13.40	584,679
Equity compensation plans not approved by stockholders	—	—	—
Total	352,712	$13.40	584,679

INFORMATION CONCERNING OUR NON-DIRECTOR EXECUTIVE OFFICERS

The following table provides information about our executive officers as of April 23, 2019.

Name	Age	Position
Scott A. Gerard	51	Chief Financial Officer
David J. Campbell	50	General Counsel and Secretary

Our executive officers are elected by and serve at the discretion of the Board. There are no family relationships among any of our executive officers. Set forth below is a brief description of the business experience of all executive officers.

Scott A. Gerard is our Chief Financial Officer. Mr. Gerard has served as Chief Financial Officer of SAMG LLC since 2010. Prior to joining Silvercrest, Mr. Gerard was Chief Financial Officer of Brand Connections, LLC, a private equity-backed marketing and media company from December 2008 through November 2009. Previously, he was Chief Financial Officer of Guideline, Inc., a publicly-held business research firm. Prior to Guideline, Mr. Gerard was a Division Controller with Citigroup Inc. and began his career with KPMG LLP. Mr. Gerard is a Certified Public Accountant and received a B.S. in accounting from the University of Buffalo.

David J. Campbell is our General Counsel and Secretary. Mr. Campbell has served as the General Counsel of SAMG LLC since 2009. Prior to joining Silvercrest, Mr. Campbell served as a Managing Director and Associate General Counsel at Jefferies & Company, Inc. from 2006 to 2009. Mr. Campbell began his career at DLJ Securities Corporation, where as a Senior Vice President he provided advice and counsel to DLJ’s Pershing Division, Investment Services Group and DLJdirect. In 2001, he joined the law firm of Bressler, Amery & Ross, P.C., where he was a partner. He graduated with a B.A. from The George Washington University and a J.D. from Villanova University School of Law.

PROPOSAL NO. 2

NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The Company is required to provide a say-on-pay advisory vote under the Dodd-Frank Wall Street Reform and Consumer Protection Act, which added Section 14A to the Securities Exchange Act of 1934. Accordingly, the Company is providing its stockholders with the opportunity to endorse or not endorse the Company’s executive compensation programs and policies through the following “say-on-pay” resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the rules and regulations of the SEC, including the summary compensation tables and narrative discussion is hereby APPROVED.”

As discussed in the “Executive Compensation” disclosures beginning on page 17, the Company designs its compensation programs to provide that its executives are compensated in a manner consistent with the Company’s strategy, competitive practice, internal equity and fairness and stockholder interests. Executive compensation is based to a significant extent on individual and Company-wide performance. The Company encourages stockholders to closely review the disclosures under “Executive Compensation,” including the “Summary Compensation Table” and the “Outstanding Equity Grants at Fiscal Year-End” table set forth on pages 22 through 24 of this proxy statement.

The stockholder vote on this resolution is advisory only and will not be binding on the Board, and may not be construed as overruling a decision of the Board, nor create or imply any additional fiduciary duty of the members of the Board. The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Approval of this resolution requires that a majority of the votes cast at the Annual Meeting vote in favor of the proposal. Abstentions have the effect of a vote against the proposal. Broker non-votes have no effect on the outcome of the proposal.

We believe that our stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Unless this policy changes, the next advisory vote on the compensation of our named executive officers will be at the 2020 annual meeting of stockholders.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE NON-BINDING ADVISORY

RESOLUTION APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS

DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3

NON-BINDING VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTES

As of December 31, 2018 we are no longer an “emerging growth company” as defined in the JOBS Act. As a result, in accordance with the Dodd-Frank Act, we are seeking the input of our stockholders on the question of how frequently we should seek the stockholder vote to approve (on an advisory basis) the compensation of our executives.  The advisory stockholder vote to approve executive compensation is often referred to as the “say-on-pay vote”; Proposal No. 2 is such a “say-on-pay” proposal.  This Proposal No. 3 is often referred to as a “say-on-frequency” vote.

We are soliciting your advisory vote on whether to have the say-on-pay vote at the annual meeting of stockholders every one, two or three years.

We value the opinion of our stockholders and encourage communication regarding our executive compensation policies and practices.  The Board believes that a “say-on-pay” vote every year will provide us with valuable feedback from our stockholders on our executive compensation policies and practices. In light of our Board’s belief that stockholders of other companies have strongly favored annual “say-on-pay” votes, we view an annual frequency as a corporate governance best practice.  Accordingly, the Board recommends that stockholders vote for “one year” as the frequency for our “say-on-pay” advisory votes.

Although, as an advisory vote, this proposal is not binding upon the Company or the Board, the Board expects that it will adopt as the Company’s policy the frequency for say-on-pay votes that is chosen by the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, present at the Annual Meeting or voting by proxy.  If no frequency receives the affirmative vote of such a majority, our Board intends to regard the frequency receiving the greatest number of votes as the recommendation of our stockholders.

THE BOARD RECOMMENDS YOU VOTE FOR A FREQUENCY OF SAY-ON-PAY VOTES OF EVERY ONE YEAR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or will become exercisable within 60 days after April 5, 2019 are deemed outstanding, while these shares are not deemed outstanding for computing percentage ownership of any other person. The address of each beneficial owner for which an address is not otherwise indicated is: 1330 Avenue of the Americas, 38th Floor, New York, New York 10019. Unless otherwise indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. We know of no agreements among our stockholders which relate to voting or investment power over our common stock or any arrangement that may at a subsequent date result in a change in control of the Company.

The following table sets forth information known to us regarding the ownership of our common stock as of April 5, 2019 by:

•	each person or entity that beneficially owns more than five percent of our common stock;
•	each member of the Board;
•	each of our executive officers named in the “Summary Compensation Table” included in the Executive Compensation section of this Proxy Statement; and
•	all directors and executive officers as a group.

The percentages of common stock beneficially owned are based on 8,535,170 and 4,918,545 and 13,453,715 shares of our Class A, Class B and total common stock outstanding, respectively, on April 5, 2019.

	Class		Class
	A		B		Total
	Shares beneficially owned		Shares beneficially owned		Voting Power
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Percentage
RMB Capital Management, LLC (1)	620,604	7.3%	—	—	4.6%
115 S. LaSalle Street, 34th Floor, Chicago, IL 60603

The Banc Funds Company, L.L.C. (2)	552,858	6.5%	—	—	4.1%
20 North Wacker Drive, Suite 3300, Chicago, IL 60606

Royce & Associates, LP (3)	604,400	7.1%	—	—	4.5%
745 Fifth Avenue, New York, NY 10151

Boston Partners (4)	680,319	8.0%	—	—	5.1%
One Beacon Street, 30th Floor, Boston, MA 02108

Punch & Associates Investment Management, Inc. (5)	487,500	5.7%	—	—	3.6%
7701 France Ave. So., Suite 300, Edina, MN 55435

BlackRock, Inc. (6)	511,796	6.0%	—	—	3.8%
55 East 52nd Street, New York, NY 10055

Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio (7)	459,315	5.4%	—	—	3.4%
c/o Wellington Trust Company, 280 Congress Street, Boston, MA 02210

Executive Officers, Directors and Others
Richard R. Hough III	241,027	2.7%	236,827	4.8%	1.8%
Scott A. Gerard	103,232	1.2%	103,132	2.1%	*
David J. Campbell	131,237	1.5%	131,137	2.7%	*
Albert S. Messina	192,813	2.2%	192,813	3.9%	1.4%
Winthrop B. Conrad	4,000	*	—	—	*
Brian D. Dunn	9,000	*	—	—	*
Wilmot H. Kidd III	26,000	*	—	—	*
Marital Trust Under Article 7th of the Will of G. Moffett Cochran and NonMarital Trust Under Article 8th of the Will of G. Moffett Cochran (8)	590,753	6.9%	—	—	4.4%
Martin Jaffe (9)	541,931	6.0%	541,931	11.0%	4.0%
All executive officers and Directors as a group (7 persons)	707,309	7.7%	663,909	13.5%	5.3%

*	Less than 1%
**

Beneficial ownership is calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, whereby the reporting person is considered to beneficially own shares of our Class A common stock by virtue of the ability, generally, to exchange Class B units of Silvercrest L.P. for shares of our Class A common stock on a one-for-one basis. In accordance with Rule 13d-3, in determining the percentage ownership, only those shares issuable to the reporting person upon an exchange of partnership units are considered to be outstanding, in addition to the already outstanding shares of Class A common stock.  As a result, the beneficial ownership percentage may not reflect the reporting person’s actual voting or economic interest in the Company.

(1)

The number of shares owned is based on information included in the Schedule 13G/A filed by RMB Capital Management, LLC (“RMB”) with the SEC on February 14, 2019. According to the Schedule 13G/A, RMB has sole dispositive power over zero shares of our Class A common stock, shared dispositive power over 620,604 shares of our Class A common stock, sole voting power of over zero shares of our Class A common stock and shared voting power over 620,604 shares of our Class A common stock.

(2)

The number of shares owned is based on information included in the Schedule 13G/A filed by The Banc Funds Company, L.L.C. (“Banc Funds”) with the SEC on February 14, 2019. According to the Schedule 13G/A, Banc Funds has sole dispositive power over 552,858 shares of our Class A common stock, shared dispositive power over zero shares of our Class A common stock, sole voting power of over 552,858 shares of our Class A common stock and shared voting power over zero shares of our Class A common stock.

(3)

The number of shares owned is based on information included in the Schedule 13G/A filed by Royce & Associates, LP (“Royce”) with the SEC on January 16, 2019. According to the Schedule 13G/A, Royce has sole dispositive power over 604,400 shares of our Class A common stock, shared dispositive power over zero shares of our Class A common stock, sole voting power of over 604,400 shares of our Class A common stock and shared voting power over zero shares of our Class A common stock.

(4)

The number of shares owned is based on information included in the Schedule 13G/A filed by Boston Partners. (“Boston”) with the SEC on February 12, 2019. According to the Schedule 13G/A, Boston has sole dispositive power over 680,319 shares of our Class A common stock, shared dispositive power over zero shares of our Class A common stock, sole voting power of over 504,605 shares of our Class A common stock and shared voting power over zero shares of our Class A common stock.

(5)

The number of shares owned is based on information included in the Schedule 13G/A filed by Punch & Associates Investment Management, Inc. (“Punch”) with the SEC on February 14, 2019. According to the Schedule 13G/A, Punch has sole dispositive power over 487,500 shares of our Class A common stock, shared dispositive power over zero shares of our Class A common stock, sole voting power of over 487,500 shares of our Class A common stock and shared voting power over zero shares of our Class A common stock.

(6)

The number of shares owned is based on information included in the Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 8, 2019. According to the Schedule 13G, BlackRock has sole dispositive power over 511,796 shares of our Class A common stock, shared dispositive power over zero shares of our Class A common stock, sole voting power of over 511,796 shares of our Class A common stock and shared voting power over zero shares of our Class A common stock.

(7)

The number of shares owned is based on information included in the Schedule 13G filed by Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio (“Wellington”) with the SEC on January 28, 2019. According to the Schedule 13G, Wellington has sole dispositive power over zero shares of our Class A common stock, shared dispositive power over 459,315 shares of our Class A common stock, sole voting power of over zero shares of our Class A common stock and shared voting power over 459,315 shares of our Class A common stock.

(8)

Mr. Cochran was the co-founder and former Chief Executive Officer of the Company.  The number of shares owned is based on information included in the Schedule 13G/A filed by the Marital Trust Under Article 7th of the Will of G. Moffett Cochran (“Cochran”) with the SEC on February 13, 2019. According to the Schedule 13G/A, Cochran has sole dispositive power over 570,753 shares of our Class A common stock, shared dispositive power over zero shares of our Class A common stock, sole voting power of over 570,753 shares of our Class A common stock and shared voting power over zero shares of our Class A common stock.  Furthermore, included in the Schedule 13G/A filed by the Marital Trust Under Article 7th of the Will of G. Moffett Cochran with the SEC on February 13, 2019, the NonMarital Trust Under Article 8th of the Will of G. Moffett Cochran has sole dispositive power over 20,000 shares of our Class A common stock, shared dispositive power over zero shares of our Class A common stock, sole voting power of over 20,000 shares of our Class A common stock and shared voting power over zero shares of our Class A common stock.  The combination of beneficial ownership of the Marital Trust Under Article 7th of the Will of G. Moffett Cochran and the NonMarital Trust Under Article 8th of the Will of G. Moffett Cochran is 590,753 shares of our Class A common stock.

(9)

Mr. Jaffe is a senior advisor, co-founder and former Chief Operating Officer of the Company.  The number of shares owned is based on information included in the Schedule 13G/A filed by Martin Jaffe (“Jaffe”) with the

SEC on February 13, 2019. According to the Schedule 13G/A, Jaffe has sole dispositive power over zero shares of our Class A common stock, shared dispositive power over 541,931 shares of our Class A common stock, sole voting power of over zero shares of our Class A common stock and shared voting power over 541,931 shares of our Class A common stock.  Subsequent to the filing of the Jaffe Schedule 13G/A, Mr. Jaffe converted 9,386 Class B shares of our common stock to Class A shares of our common stock, and immediately sold 9,386 shares of our Class A common stock which reduced his beneficial ownership to 532,545 shares of our Class A common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires “insiders,” including our executive officers, directors and beneficial owners of more than 10 percent of our common stock, to file reports of ownership and changes in ownership of our common stock with the SEC and NASDAQ, and to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such forms received by us, or written representations from reporting persons that no Forms 5 were required for those persons, we believe that our insiders complied with all applicable Section 16(a) filing requirements during fiscal year 2018.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT BY THE AUDIT COMMITTEE OF
DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2019

Our Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for fiscal year 2019. Deloitte also served as our independent registered public accounting firm for fiscal year 2018. You are being asked to ratify the appointment by our Audit Committee of Deloitte as our independent registered public accounting firm for fiscal year 2019.

Members of Deloitte are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If Deloitte should decline to act or otherwise become incapable of acting, or if Deloitte’s engagement is discontinued for any reason, our Audit Committee will appoint another accounting firm to serve as our independent registered public accounting firm for fiscal year 2019.

2018 and 2017 Audit and Tax Compliance Fees

Aggregate fees for professional services rendered for us by Deloitte, and its affiliates, for the fiscal years ended December 31, 2018 and 2017 are set forth below.

	2018	2017
Audit Fees (a)	$653,475	$562,455
Audit-related Fees (b)	—	92,000
Tax Compliance Fees (c)	27,038	26,780
All Other Fees (d)	2,063	2,063
Total Fees	$682,576	$683,298

(a)

Audit fees consist of fees for professional services provided in connection with the annual audit and interim reviews of our consolidated financial statements. Audit fees were $653,475 and $562,455 for the fiscal years ended December 31, 2018 and 2017, respectively.

(b)

Audit related fees consist of assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under Audit Fees. There were no audit related fees for the year ended December 31, 2018.  Audit-related fees were $92,000 for the year ended December 31, 2017 and related to Sarbanes-Oxley 404 readiness services.

(c)	Tax compliance fees consist of fees for professional services in connection with a limited scope review of the Company’s U.S. federal, state, and local income tax returns.
(d)	All other fees consist of the annual cost of a technical accounting database subscription provided by Deloitte or its affiliates.

The Audit Committee is required by its charter to pre-approve audit services and permitted non-audit services to be performed by our independent registered public accounting firm. The Audit Committee approved all services provided by Deloitte during 2018.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2019.

AUDIT COMMITTEE REPORT

We are responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls and operate pursuant to a written charter approved by the Board. We are comprised entirely of three independent directors who meet independence, experience and other qualification requirements of the NASDAQ listing standards, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the SEC. The Board has determined that the Audit Committee’s current chairman, Mr. Wilmot H. Kidd III, is the Audit Committee “financial expert”, as defined by SEC rules.

Management is responsible for the Company’s financial reporting process, including the Company’s system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent registered public accounting firm, or “independent accountants,” is responsible for auditing its consolidated financial statements and providing an opinion as to their conformity with accounting principles generally accepted in the United States. Our responsibility is to monitor and review this process. It is not our duty or responsibility to conduct auditing or accounting reviews or procedures. Consequently, in carrying out our oversight responsibilities, we shall not be charged with, and are not providing, any expert or special assurance as to the Company’s financial statements, or any professional certification as to the independent accountants’ work. In addition, we have relied on management’s representation that the financial statements have been prepared with integrity and objectively in conformity with accounting principles generally accepted in the United States and on the representations of the independent accountants included in their report on the Company’s financial statements.

During 2018 we met four times. During 2018, we:

•	appointed Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2018;
•	met with management and the independent accountants to review and discuss the Company’s critical accounting policies and significant estimates;
•	met regularly with the independent accountants outside the presence of management;
•	reviewed and discussed the quarterly reports prior to filing with the SEC;
•	reviewed and discussed the quarterly earnings press releases;
•	reviewed the processes by which risk is assessed and mitigated; and
•	completed all other responsibilities under the Audit Committee charter.

We have reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2018 with management.  We have discussed with the independent accountants the matters required by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, and SEC Rule 2-07 of Regulation S-X, which includes a review of significant accounting estimates and the Company’s accounting practices. In addition, we have received written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding independent accountants’ communications with the Audit Committee concerning independence, and discussed with the independent accountants their firm’s independence.

Based upon our discussion with management and the independent accountants, and our review of the representations of management and the independent accountants, we recommended to the Board that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2018.

We considered whether the independent accountants’ provision of audit-related and tax compliance services to the Company is compatible with maintaining the independent accountants’ independence and have determined the provision of such audit-related and tax compliance services are compatible with the independent accountants’ independence. Accordingly, we have approved retention of Deloitte as the Company’s independent registered public accounting firm for fiscal year 2019.

We reviewed and reassessed the adequacy of the Audit Committee Charter and recommended no changes.

THE AUDIT COMMITTEE

Wilmot H. Kidd III, Chairman

Winthrop B. Conrad, Jr.
Brian D. Dunn

OTHER MATTERS

A copy of our 2018 annual report to stockholders is being sent to our stockholders together with this Proxy Statement.

By order of the Board of Directors,

David J. Campbell

General Counsel and Secretary

New York, New York

April 30, 2019

0 1330 Avenue of the Americas, 38th Floor New York, NY 10019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints David J. Campbell and Scott A. Gerard as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Class A Common Stock of SILVERCREST ASSET MANAGEMENT GROUP INC. held of record by the undersigned on April 23, 2019, at the Annual Meeting of Stockholders to be held at the Company's headquarters located at 1330 Avenue of the Americas, 38th Floor, New York, NY 10019, on June 5, 2019, or any adjournment or postponement thereof. The shares of stock you hold as of the close of business on April 23, 2019 will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” the election of the nominee for director (Proposal 1), “FOR” Proposal 2, “FOR” a frequency of one year for Proposal 3, and “FOR” Proposal 4, and otherwise in accordance with the best judgment of the proxy holder upon other matters that may properly come before the Annual Meeting. (Continued and to be signed on the reverse side.) 1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

SILVERCREST ASSET MANAGEMENT GROUP INC.

June 5, 2019

Class A

GO GREEN

10130403000000000000 8 060519

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF PROPOSALS 1, 2 AND 4 AND FOR A FREQUENCY OF "1 YEAR" ON PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election as director of the nominee listed below (except as marked to the contrary below).

   NOMINEE:

   ☐ FOR THE NOMINEE — ○ Albert S. Messina

   ☐ WITHHOLD AUTHORITY FOR THE NOMINEE

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

ANNUAL MEETING OF STOCKHOLDERS OF SILVERCREST ASSET MANAGEMENT GROUP INC. June 5, 2019 Class A GO GREEN eConsent makes it easy to go paperless. With eConsent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING: The Notice of Meeting, proxy statement and proxy card are available at http://www.silvercrestgroup.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 10130403000000000000 8 060519 To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note that changestotheregisteredname(s)ontheaccountmaynotbesubmittedviathis method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

SILVERCREST ASSET MANAGEMENT GROUP INC.

June 5, 2019

Class A

PROXY VOTING INSTRUCTIONS

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER	
ACCOUNT NUMBER	

10130403000000000000 8 060519

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF PROPOSALS 1, 2 AND 4 AND FOR A FREQUENCY OF "1 YEAR" ON PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election as director of the nominee listed below (except as marked to the contrary below).

☐ FOR THE NOMINEE

NOMINEE:
◯ Albert S. Messina

☐ WITHHOLD AUTHORITY FOR THE NOMINEE

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

ANNUAL MEETING OF STOCKHOLDERS OF SILVERCREST ASSET MANAGEMENT GROUP INC. June 5, 2019 Class A INTERNET Access “www.voteproxy.com” and follow the onscreen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE Call tollfree 1800PROXIES (18007769437) in theUnitedStatesor 17189218500 fromforeigncountriesfromany touchtone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON You may vote your shares in person by attending the Annual Meeting. GO GREEN eConsent makes it easy to go paperless. With eConsent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING: The Notice of Meeting, proxy statement and proxy card are available at http://www.silvercrestgroup.com Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 10130403000000000000 8 060519 FOR AGAINST ABSTAIN 2. Approval of executive compensation in an advisory, nonbinding vote. 1 YEAR 2 YEARS 3 YEARS ABSTAIN 3. Selection of frequency of future advisory votes on executive compensation in an advisory, nonbinding vote. FOR AGAINST ABSTAIN 4. The ratification of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2019. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of 2019Annual Meeting of Stockholders, a Proxy Statement for the 2019 Annual Meeting of Stockholders and the 2018 Annual Report to Stockholders. Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 1330 Avenue of the Americas, 38th Floor New York, NY 10019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints David J. Campbell and Scott A. Gerard as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Class B Common Stock of SILVERCREST ASSET MANAGEMENT GROUP INC. held of record by the undersigned on April 23, 2019, at the Annual Meeting of Stockholders to be held at the Company's headquarters located at 1330 Avenue of the Americas, 38th Floor, New York, NY 10019, on June 5, 2019, or any adjournment or postponement thereof. The shares of stock you hold as of the close of business on April 23, 2019 will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” the election of the nominee for director (Proposal 1), “FOR” Proposal 2, “FOR” a frequency of one year for Proposal 3, and “FOR” Proposal 4, and otherwise in accordance with the best judgment of the proxy holder upon other matters that may properly come before the Annual Meeting. (Continued and to be signed on the reverse side.) 1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

SILVERCREST ASSET MANAGEMENT GROUP INC.

June 5, 2019

Class B

GO GREEN

10130403000000000000 8   060519

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF PROPOSALS 1, 2 AND 4 AND FOR A FREQUENCY OF "1 YEAR" ON PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election as director of the nominee listed below (except as marked to the contrary below).

☐ FOR THE NOMINEE

☐ WITHHOLD AUTHORITY FOR THE NOMINEE

NOMINEE:
○ Albert S. Messina

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

ANNUAL MEETING OF STOCKHOLDERS OF SILVERCREST ASSET MANAGEMENT GROUP INC. June 5, 2019 Class B GO GREEN eConsent makes it easy to go paperless. With eConsent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING: The Notice of Meeting, proxy statement and proxy card are available at http://www.silvercrestgroup.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 10130403000000000000 8 060519 To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note that changestotheregisteredname(s)ontheaccountmaynotbesubmittedviathis method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

SILVERCREST ASSET MANAGEMENT GROUP INC.

June 5, 2019

Class B

PROXY VOTING INSTRUCTIONS

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER	
ACCOUNT NUMBER	

10130403000000000000 8 060519

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF PROPOSALS 1, 2 AND 4 AND FOR A FREQUENCY OF "1 YEAR" ON PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election as director of the nominee listed below (except as marked to the contrary below).

☐ FOR THE NOMINEE

NOMINEE:
○ Albert S. Messina

☐ WITHHOLD AUTHORITY FOR THE NOMINEE

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

ANNUAL MEETING OF STOCKHOLDERS OF SILVERCREST ASSET MANAGEMENT GROUP INC. June 5, 2019 Class B INTERNET Access “www.voteproxy.com” and follow the onscreen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE Call tollfree 1800PROXIES (18007769437) in theUnitedStatesor 17189218500 fromforeigncountriesfromany touchtone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON You may vote your shares in person by attending the Annual Meeting. GO GREEN eConsent makes it easy to go paperless. With eConsent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING: The Notice of Meeting, proxy statement and proxy card are available at http://www.silvercrestgroup.com Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 10130403000000000000 8 060519 FOR AGAINST ABSTAIN 2. Approval of executive compensation in an advisory, nonbinding vote. 1 YEAR 2 YEARS 3 YEARS ABSTAIN 3. Selection of frequency of future advisory votes on executive compensation in an advisory, nonbinding vote. FOR AGAINST ABSTAIN 4. The ratification of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2019. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of 2019Annual Meeting of Stockholders, a Proxy Statement for the 2019 Annual Meeting of Stockholders and the 2018 Annual Report to Stockholders. Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.